UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2006

Tenthgate Incorporated (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

000-51059 (State or Other Jurisdiction of Incorporation or Organization)	20-2976749 (IRS Employer Identification No.)

44050 Ashburn Plaza, Suite 195 Ashburn, VA 20147 (Address of Principal Executive Offices)

(941) 359-5930 (Issuer’s Telephone Number, Including Area Code)

Edmonds 5, Inc., October 31 (Former Name, Former Address and Former Fiscal Year, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act.

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 17, 2006, the Company borrowed the sum of $50,000 from Mr. Tim Novak, a director and officer of the Company and executed a promissory note in the original principal amount of $50,000 bearing interest at the rate of 8% per annum and maturing on July 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2006	Tenthgate Incorporated
(Registrant)

By:	/s/ Tim Novak

Name: Tim Novak

Title:	President

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